Exhibit 99

Meridian Bancorp, Inc. Announces 25% Increase in Quarterly Dividend

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (December 1, 2017): The Board of Directors of Meridian Bancorp, Inc. (the “Company”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank, today declared a quarterly cash dividend of $0.05 per common share, an increase of $0.01 per common share, or 25%, payable on January 2, 2018 to stockholders of record at the close of business on December 19, 2017.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer of the Company, said, “This 25% increase in our quarterly dividend results from the continued strength of our loan, deposit and earnings growth that provides an opportunity to further enhance shareholder value.”

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 31 full-service locations in the greater Boston metropolitan area. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “assumes,” “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.